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                                                                    EXHIBIT 12.1



                        HAYES WHEELS INTERNATIONAL, INC.


                      RATIOS OF EARNINGS TO FIXED CHARGES



                                                                                              PRO FORMA
                                                                   QUARTER       QUARTER       QUARTER
                                                                    ENDED         ENDED         ENDED
                                                                  APRIL 30,     APRIL 30,     APRIL 30,
                                                                    1995          1996          1996
                                                                  ---------     ---------     ---------
                                                                  (MILLIONS OF DOLLARS, EXCEPT RATIOS)
                                                                               (UNAUDITED)
Earnings:
  Earnings before taxes on income..............................     $13.7         $ 9.9         $(1.2)
Interest expense:
  Bank borrowings and long-term debt...........................       3.8           3.6          17.8
  Rentals (1)..................................................       0.6           0.8           1.6
                                                                    -----         -----         -----
                                                                      4.4           4.4          19.4
Earnings before interest expense and taxes on income...........     $18.1         $14.3         $18.2
                                                                    =====         =====         =====
Fixed charges:
  Bank borrowings and long-term debt...........................       3.8           3.6          17.8
  Rentals (1)..................................................       0.6           0.8           1.6
                                                                    -----         -----         -----
     Total fixed charges.......................................     $ 4.4         $ 4.4         $19.4
                                                                    =====         =====         =====
Ratio of earnings to fixed charges.............................      4.11          3.25          0.94
                                                                    =====         =====         =====
Coverage deficiency on fixed charges...........................       N/A           N/A         $ 1.2
                                                                    =====         =====         =====


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(1) Estimated interest component of rent expense